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Exhibit 10.66
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                         EXECUTIVE EMPLOYMENT AGREEMENT
                         ------------------------------

      THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective November __, 1999, by and between United Shipping & Technology, Inc., a corporation duly organized and existing under the laws of the State of Utah, with a place of business at 5582 West 78th Street, Edina, Minnesota, hereinafter referred to as "UST", and Peter C. Lytle, hereinafter referred to as "Executive".

                                    ARTICLE 1
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                                   EMPLOYMENT
                                   ----------

      1.01. Executive is currently employed by UST without a written contract of employment. UST hereby agrees to employ Executive as President and Chief Executive Officer and Executive hereby accepts and agrees to such employment from and after the date of this agreement, on the terms and conditions of this agreement.

      1.02. Executive shall generally have the authority, responsibilities, and perform such duties as are customarily performed by the president and chief executive officer in other or similar businesses as that engaged in by UST. A list of duties and responsibilities for this position is attached hereto, and incorporated as a part hereof, as Exhibit A. Executive shall also render such additional services and duties as may be reasonably requested of him from time to time by UST's Board of Directors.

      1.03. Executive shall report to the Board of Directors of UST or any committee thereof as the Board shall direct, and shall generally be subject to direction, orders and advice of the Board. UST retains the discretion to transfer or reassign Executive to another executive position or to other executive duties and any such transfer or reassignment shall not affect the enforcement of this Agreement.

                                    ARTICLE 2
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                            BEST EFFORTS OF EXECUTIVE
                            -------------------------

      2.01. Executive agrees that he will at all times faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement, to the reasonable satisfaction of UST.

                                    ARTICLE 3
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                        TERM OF EMPLOYMENT AND AGREEMENT
                        --------------------------------

      3.01. The Term of Executive's employment with UST pursuant to this Agreement shall be two (2) years from the date of this Agreement, subject to the provisions set forth in Article 6 of this Agreement. Upon the expiration of this initial two-year Term, this Agreement shall be automatically extended for six
(6) month periods unless either Executive or UST provides the other with written notice of intention not to renew at least thirty (30) days prior to the expiration of the current or any extension term.


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                                    ARTICLE 4
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                            COMPENSATION AND BENEFITS
                            -------------------------

      4.01. Executive will be paid an annualized base salary of Two Hundred Fifty Thousand and no/100 Dollars ($250,000.00). Executive's base salary shall be payable in equal installments pursuant to UST's normal payroll procedures and dates. UST's Board of Directors shall review Executive's base salary compensation annually at the conclusion of UST's fiscal year. At that time, Executive's base salary will be increased by a percentage amount equal to the then current Consumer Price Index, but not to exceed three (3) percent per year. Any other actual increase in Executive's base salary shall be made within UST's sole judgment and discretion and shall be based on an analysis of total compensation paid to presidents/chief executive officers of comparable entities within this region and any other criteria UST determines are appropriate. Such base compensation shall not be subject to decrease unless the Board of Directors takes action to effect a uniform percentage decrease in compensation for all senior executives of UST and its major subsidiaries.

      4.02. Executive shall be eligible to receive such fringe benefits as are, and may be, made available to other executive employees of UST from time to time in the exclusive discretion of UST's Board of Directors. Such benefits may include, but are not limited to, a medical and dental plan, short term disability plan, long term disability plan, and a life insurance plan. UST is not obligated to provide or continue any of these benefits and may, without any prior notice, discontinue any benefit already provided or as may be provided in the future, within the exclusive discretion of UST's Board of Directors.

      4.03. Executive shall be eligible to receive annual discretionary incentive bonus compensation upon achievement of personal and overall company goals as are determined and approved by UST's Board of Directors with input from Executive. Any bonus payments shall be made within ninety (90) days following the completion of each fiscal year. Any dispute between Executive and UST as to the amount of, or entitlement to, any bonus shall be promptly addressed by the Board of Directors Compensation Committee. Unresolved disputes shall be submitted to arbitration in Minneapolis, Minnesota, in accordance with the applicable rules of the American Arbitration Association.

                                    ARTICLE 5
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                          VACATION AND LEAVE OF ABSENCE
                          -----------------------------

      5.01. Executive is entitled to twenty-one (21) days of paid vacation per year, in addition to UST's normal holidays. Vacation time will be scheduled taking into account the Executive's duties and obligations at UST. Sick leave, holiday pay and all other leaves of absence will be in accordance with UST's stated personnel policies. Vacation days not used in any year may be carried over to the following year.

                                    ARTICLE 6
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                                   TERMINATION
                                   -----------

      6.01. Executive may resign his position and terminate his employment by giving UST six (6) months written notice of his intention to resign. If requested by UST, Executive agrees to cooperate in training his successor until his actual termination. In the event of such resignation, Executive shall receive only that compensation earned through his last day of employment; provided, however, that Executive shall be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.


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      6.02. UST may, subject to applicable law, terminate this Agreement by giving Executive two (2) months notice if Executive, due to sickness or injury, is prevented from carrying out his essential job functions for a period of six
(6) months or longer. In the event of such termination, Executive shall receive only that compensation earned through the date of termination; provided, however, that Executive shall be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.

      6.03. Executive's employment and this Agreement will be deemed terminated upon the death of the Executive. In the event of such termination, Executive shall receive only compensation earned through the date of termination provided, however, that Executive shall be entitled to all or a portion of any bonus due Executive pursuant to any bonus plan or arrangement established prior to termination, to the extent earned or performed based upon the requirements or criteria of such plan or arrangement, as the Board shall in good faith determine.

      6.04. Any other provision of this Agreement notwithstanding, UST may terminate Executive's employment without notice if the termination is based on any of the following events that constitute Cause:

      (a) Any conviction or nolo contendere plea by Executive to a felony, gross misdemeanor or misdemeanor involving moral turpitude, or any public conduct by Executive that has or can reasonably be expected to have a detrimental effect on UST; or

      (b) Any fraud, misappropriations or embezzlement by Executive or intentional material damage to the property or business of UST; or

      (c) Executive's failure to perform his duties and responsibilities in accordance with the provisions of this Agreement, or Executive's violation of specific written lawful directions of the Board of UST.

In the event of such termination, and not withstanding any contrary provision otherwise stated, Executive shall receive only his base salary earned through the date of termination.

      6.05. The employment of the Executive shall in no event be considered to have been terminated for Cause if the termination of his employment took place:

      (a) as a result of an act or omission which occurred more than 360 days prior to the Executive's having been given notice of the termination of his employment for such act or omission, unless the commission of such act or such omission could not at the time of such commission or omission have been known to a member of the Board of Directors of UST (other than the Executive, if he is then a member of the Board of Directors), in which case more than 360 days from the date that the commission of such act or such omission was or could reasonably have been so known; or

      (b) as a result of the continuing course of action which commenced and was or reasonably could have been known to a member of the Board of Directors of UST (other than the Executive) more than 360 days prior to notice having been given to the Executive of the termination of his employment.


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                                    ARTICLE 7
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                                    SEVERANCE
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      7.01. If either (a) UST, its successors or assigns, terminates Executive's employment for any reason other than those listed in Sections 6.02, 6.03, and
6.04 above or (b) Executive resigns his employment pursuant to Section 6.01, UST, its successors or assigns, shall:

      (a) pay Executive as severance pay each month for eighteen (18) consecutive months following his termination or resignation his monthly base salary in effect at the time of separation, less customary withholdings, beginning one (1) month after termination;

      (b) if Executive timely elects to continue his group health and dental insurance coverage pursuant to applicable COBRA/continuation law and the terms of the respective benefit plans, pay on Executive's behalf the premiums for such coverage for the lesser of twelve (12) months or such time as Executive's COBRA/continuation rights expire;

      (c) cause the immediate vesting of any unvested stock options then held by Executive; and

      (d) provide or reimburse Executive for outplacement services and related benefits for a period of twelve (12) months in an aggregate amount not to exceed $20,000.00.

                                    ARTICLE 8
                                    ---------

                                  NONDISCLOSURE
                                  -------------

      8.01. Except as permitted or directed by UST or as may be required in the proper discharge of Executive's employment hereunder, Executive shall not, during the Term or at any time thereafter, divulge, furnish or make accessible to anyone or use in any way any confidential, trade secret or proprietary information of UST, including without limitation, whether or not reduced to writing, customer lists, customer files or information, planning and financial information, contracts, sales and marketing information, business strategy or opportunities for new or developing business, which Executive has prepared, acquired or become acquainted with during his employment by UST. Executive acknowledges that the above-described knowledge or information is the property of UST that constitutes a unique and valuable asset and represents a substantial investment by UST, and that any disclosure or other use of such knowledge or information, other than for the sole benefit of UST, would be wrongful and would cause irreparable harm to UST. Executive agrees to at all times maintain the confidentiality of such knowledge or information, to refrain from any acts or omissions that would reduce its value to UST, and to take and comply with reasonable security measures to prevent any accidental or intentional disclosure or misappropriation. Upon termination of Executive's employment for any reason, Executive shall promptly return to UST all such confidential, trade secret and proprietary information, including all copies thereof, then in Executive's possession, control or influence, whether prepared by Executive or others.

      8.02. The foregoing obligations of confidentiality shall not apply to any knowledge or information the entirety of which is now published or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Executive or a breach of a confidentiality obligation owed to UST by any third party.


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      8.03. In the event of a breach or threatened breach by Executive of the provisions of this Article 8, UST shall be entitled to an injunction restraining Executive from directly or indirectly disclosing, disseminating, lecturing upon, publishing or using such confidential, trade secret or proprietary information (whether in whole or in part) and restraining Executive from rendering any services or participating with any person, firm, corporation, association or other entity to whom such knowledge or information (whether in whole or in part) has been disclosed, without the posting of a bond or other security. Nothing herein shall be construed as prohibiting UST from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive. Executive agrees that UST shall be entitled to recover its costs of litigation, expenses and attorney fees incurred in enforcing this Agreement.

      8.04. The Executive understands and agrees that any violation of this
Article 8 while employed by UST may result in immediate disciplinary action by UST, including termination of employment pursuant to Section 6.04 hereof.

      8.05. The provisions of this Article 8 shall survive termination of this Agreement indefinitely.

                                    ARTICLE 9
                                    ---------

                       NONCOMPETITION AND NON-RECRUITMENT
                       ----------------------------------

      9.01. UST and Executive recognize and agree that: (i) Executive has received, and will in the future receive, substantial amounts of highly confidential and proprietary information concerning UST, its business, customers and employees; (ii) as a consequence of using or associating himself with UST's name, goodwill, and reputation, Executive will develop personal and professional relationships with UST's current and prospective customers and clients; and
(iii) provision for non-competition and non-recruitment obligations by Executive is critical to UST's continued economic well-being and protection of UST's confidential and proprietary business information. In light of these considerations, this Article 9 sets forth the terms and conditions of Executive's obligations of non-competition and non-recruitment during the Term of and subsequent to the termination of this Agreement and/or Executive's employment for any reason.

      9.02. Unless the obligation is waived or limited by UST as set forth herein, Executive agrees that during the term of Executive's employment pursuant to this Agreement and for a period of twelve (12) months following termination of Executive's employment for any reason, Executive will not directly or indirectly (a) solicit or do competitive business with any person or entity that is or was a customer or vendor of UST within the twelve (12) months prior to the date of termination, or (b) engage within the North American markets in which UST engages in business at the time of termination, in any similar or related business activity in competition with UST's direct line of business as conducted at the time of Executive's termination. Among all other competitive actions that are likewise restricted, Executive shall not cause or attempt to cause any existing or prospective customer, client or account who then has a relationship with UST for current or prospective business to divert, terminate, limit or in any adverse manner modify, or fail to enter into any actual or potential business with UST.

      9.03. At its sole option, UST may, by express written notice to Executive, waive or limit the time and/or geographic area in which Executive cannot engage in competitive activity or the scope of such competitive activity.

      9.04. For a period of twelve (12) months following termination of Executive's employment for any reason, Executive will not initiate or actively participate in any other employer's recruitment or hiring of any of UST's employees.


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      9.05. Executive agrees that breach by him of the provisions of this
Article 9 will cause UST irreparable harm that is not fully remedied by monetary damages. In the event of a breach or threatened breach by Executive of the provisions of this Article 9, UST shall be entitled to an injunction restraining Executive from directly or indirectly competing or recruiting as prohibited herein, without posting a bond or other security. Nothing herein shall be construed as prohibiting UST from pursuing any other equitable or legal remedies available to it for such breach or threatened breach, including the recovery of damages from Executive. Executive agrees that UST shall be entitled to recover its costs of litigation and attorney fees incurred in enforcing this Agreement.

      9.06. The Executive understands and agrees that any violation of this
Article 9 while employed by UST may result in immediate disciplinary action by UST, including termination of employment pursuant to Section 6.04 hereof.

      9.07. The obligations contained in this Article 9 shall survive the termination of this Agreement indefinitely.

                                   ARTICLE 10
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                                  MISCELLANEOUS
                                  -------------

      10.01. Governing Law. This Agreement shall be governed and construed according to the laws of the State of Minnesota without regard to conflicts of law provisions, except insofar as the corporate laws of Utah may be applicable.

      10.02. Successors. This Agreement is personal to Executive and Executive may not assign or transfer any part of his rights or duties hereunder, or any compensation due to him hereunder, to any other person or entity. This Agreement may be assigned by UST and UST may require any successors or assigns to expressly assume and agree to perform UST's obligations under this Agreement.

      10.03. Waiver. The waiver by UST of the breach or nonperformance of any provision of this Agreement by Executive will not operate or be construed as a waiver of any future breach or nonperformance under any such provision of this Agreement or any similar agreement with any other employee.

      10.04. Modification. This Agreement supersedes and replaces any and all prior oral or written understandings, if any, between the parties relating to the subject matter of this Agreement, which are hereby revoked. The parties agree that this Agreement (a) is the entire understanding and agreement between the parties and (b) is the complete and exclusive statement of the terms and conditions thereof, and there are no other written or oral agreements in regard to the subject matter of this Agreement. This Agreement shall not be changed or modified except by a written document signed by the parties hereto.

      10.05. Severability and Blue Penciling. To the extent that any provision of this Agreement shall be determined to be invalid or unenforceable as written, the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, UST and Executive specifically authorize the tribunal making such determination to edit the invalid or unenforceable provision to allow this Agreement, and the provisions thereof, to be valid and enforceable to the fullest extent allowed by law or public policy.


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      IN WITNESS WHEREOF the following parties have executed the above instrument the day and year first above written.

                                   UNITED SHIPPING & TECHNOLOGY, INC.


                                   By:
                                      ----------------------------------------
                                            Susan M. Clemens
                                        Its:  Chair of the Board of Directors
                                             Compensation Committee


                                   By:
                                      ----------------------------------------
                                            Kenneth D. Zigrino
                                        Its: Secretary and General Counsel



                                      ----------------------------------------
                                            Peter C. Lytle


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                                    EXHIBIT A

                           DUTIES AND RESPONSIBILITIES

      As Chief Executive Officer of the Company, Executive shall have the following duties and responsibilities:

      1. Direct the day-to-day management and operation of the Company and its businesses as a whole;

      2.    Develop and direct the strategic initiatives of the Company;

      3. Direct and manage the Company's executive staff (both executive officers of the Company and those of the Company's subsidiaries);

      4. Act on behalf of the Company as spokesperson and with respect to public relations, and interact with investment banks, lenders and other financial participants and potential participants as required;

      5.    Oversee the Company's merger and acquisition activities;

      6. Direct the Company's legal and regulatory compliance activities, such as with the Securities and Exchange Commission and Nasdaq;

      7. Enter into contracts on behalf of the Company and its subsidiaries, except where such contracts are required by statute or regulation to have prior board or shareholder approval;

      8. Employ, direct and terminate Company personnel required for the performance of the above duties; and

      9. Perform such other functions as necessary or appropriate to carry out the directives of the Company's Board of Directors.